DISTRIBUTION PLAN

                          FUNDAMENTAL FIXED INCOME FUND

                        High-Yield Municipal Bond Series
                           (As amended March 31, 1999)

        DISTRIBUTION PLAN of FUNDAMENTAL FIXED INCOME FUND, a Massachusetts business trust (the "Trust"), pertaining to shares of beneficial interest of the Trust's High-Yield Municipal Bond Series (the "Fund").

                              W I T N E S S E T H :


        WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

        WHEREAS, the shares of beneficial interest of the Trust are at present divided into three separate series, one of which is the Fund; and

        WHEREAS, the Trust intends to distribute the shares of beneficial interest of the Fund (the "Shares") in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and desires to adopt this Distribution Plan (the "Plan") as a plan of distribution pursuant to such Rule; and

        WHEREAS, the Trust desires to engage Cresvale International (US) LLC to provide certain distribution services for the Fund (the "Distributor"); and

        WHEREAS, the Trust desires to enter into a distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust) with the Distributor, whereby the Distributor will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares (the "Distribution Agreement"); and

        WHEREAS, the Trust recognizes and agrees that (a) the Distributor may enter into arrangements with one or more financial institutions, such as banks, trust companies or savings and loan associations, investment advisors or similar entities (the "Shareholder Servicing Agents") pursuant to which a Shareholder Servicing Agent will, as agent for its customers, provide certain administrative services to its customers who own Shares, (b) the agreement between the Distributor and any Shareholder Servicing Agent may require the Distributor to compensate such Shareholder Servicing Agent for its services, and (c) the Distributor may make such payments to the Shareholder Servicing Agents for such services out of the fee paid to the Distributor hereunder, its profits or any other source available to it; and

        WHEREAS, the Trust also recognizes and agrees that (a) the Distributor may retain the services of firms or individuals to act as dealers (the "Dealers") of the Shares in connection with the offering of Shares, (b) the Distributor may compensate any Dealer that sells Shares in the manner and at the rate or rates to be set forth in an agreement between the Distributor and such Dealer, and (c) the Distributor may make such payments to the Dealers for distribution services out of the fee paid to the Distributor hereunder, its profits or any other source available to it; and

        WHEREAS, the Board of Trustees of the Trust, in considering whether the Trust should adopt and implement this Plan has evaluated such information as it deemed necessary to an informed determination whether this Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Trust for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Fund and its shareholders;

        NOW, THEREFORE, the Board of Trustees of the Trust hereby adopts this Plan for the Fund as a plan for distribution in accordance with Rule 12b-1, on the following terms and conditions:

        1. As specified in the Distribution Agreement, the Distributor shall provide facilities and personnel with respect to the offering and sale of Shares. Among other things, the Distributor shall be responsible for fees payable to Shareholder Servicing Agents, commissions and other fees payable to Dealers, distributing prospectuses to prospective shareholders and providing such other related services as are reasonably necessary in connection therewith.

        2. As specified in the Distribution Agreement, the Distributor shall bear all distribution-related expenses in providing the services described in paragraph 1, including without limitation, the compensation of its personnel necessary to provide such services and all costs of travel, office expenses (including rent and overhead) and equipment, and of distributing prospectuses to prospective shareholders (including printing, delivery and mailing costs, but excluding typesetting).

        3. As consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement, the Trust shall pay the Distributor a daily distribution fee payable monthly and equal on an annual basis to .50% of the Fund's average daily net assets. Such daily distribution fee may be spent on or allocated by the Distributor to any activities or expenses primarily intended to result in the sale of the Fund's shares, including without limitation those expenses identified in paragraph 2, telemarketing, advertising, and any amounts payable by the Distributor to any Shareholder Servicing Agent or Dealer.

        4. The Trust understands that agreements between the Distributor and Shareholder Servicing Agents or Dealers may provide for payment of fees to Shareholder Servicing Agents or Dealers in connection with the provision of certain services to their customers who are shareholders of the Fund or in connection with the sale of Shares and may provide for a portion (which may be all or substantially all) of the fees payable by the Trust to the Distributor under the Distribution Agreement to be paid by the Distributor to the Shareholder Servicing Agents or Dealers in consideration of their services. Nothing in this Plan shall be construed as requiring the Trust to make any payment to any Shareholder Servicing Agent or Dealer or to have any


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

obligations to any Shareholder Servicing Agent or Dealer in connection with services as a shareholder servicing agent for or a dealer of the Shares. The Distributor shall agree and undertake that any agreement entered into between the Distributor and any Shareholder Servicing Agent or Dealer shall provide that such Shareholder Servicing Agent or Dealer shall look solely to the Distributor for compensation for its services thereunder and that in no event shall such Shareholder Servicing Agent or Dealer seek any payment from the Trust.

        5. The Trust shall pay all fees and expenses of any independent auditor, legal counsel, investment adviser, administrator, transfer agent, custodian, registrar or dividend disbursing agent of the Fund or Trust; expenses of printing and distributing certificates for Shares, if any, and redeeming Shares and servicing shareholder accounts (other than expenses of servicing shareholder accounts required to be paid by the Distributor pursuant to any agreement between the Distributor and a Shareholder Servicing Agent); expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports,to governmental officers and commissions and to shareholders of the Fund, except that the Distributor shall be responsible for the expenses of printing (excluding typesetting) and distributing prospectuses to prospective shareholders as provided in paragraphs 1 and 2 hereof; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; and expenses relating to - the issuance, registration and qualification of Shares, including the expenses of continuing qualification of the shares in such states of the United States or other jurisdictions as shall be approved by the Trust.

        6. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

        7. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Fund, and (b) approval by a vote of the Board of Trustees and vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

        8. This Plan will remain in effect indefinitely, provided that such continuance is "specifically approved at least annually" by a vote of both a majority of the Trustees of the Trust and a majority of the Qualified Trustees. If such annual approval is not obtained, this Plan shall expire on the date which is 15 months after the date of the last approval.

        9. This Plan may be amended at any time by the Board of Trustees; provided that this Plan may not be amended to increase materially the amount of permitted expenses hereunder without the approval of holders of a "majority of the outstanding voting securities" of the Fund and may not be materially amended in any case without a vote of a majority of both the Trustees and the Qualified Trustees. This plan may be terminated at any time by a vote of a majority of


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

the Qualified Trustees or by a vote of the holders of a "majority of the outstanding voting securities" of the Fund.

        10. The Trust and the Distributor shall provide the Trust's Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

        11. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

        12. For the purposes of this Plan, the terms "interested persons", "majority of the outstanding voting securities" and "specifically approved at least annually" are used as defined in the 1940 Act. In addition, for purposes of determining the fees payable to the Distributor hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Trust's then-current prospectus and statement of additional information for computation of the net asset value of the Shares.

        13. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 10 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

        14. This Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

        15. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.


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

                                 MARKETING PLAN
                          FUNDAMENTAL FIXED-INCOME FUND

                FUNDAMENTAL U.S. GOVERNMENT STRATEGIC INCOME FUND
                           (As amended March 31, 1999)

               MARKETING PLAN, dated as of February 18, 1992, as amended March 31, 1999 of FUNDAMENTAL FIXED-INCOME FUND, a Massachusetts business trust (the "Trust"), pertaining to shares of beneficial interest of the Trust's Fundamental U.S. Government Strategic Income Fund (the "Fund").

                              W I T N E S S E T H :

               WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

               WHEREAS, the shares of beneficial interest of the Trust are at present divided into three separate series, one of which is the Fund; and

               WHEREAS, the Trust intends to distribute the shares of beneficial interest of the Fund (the "Shares") In accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and desires to adopt this Marketing Plan (the "Plan") as a plan of distribution pursuant to such Rule; and

               WHEREAS, the Trust desires to engage Cresvale International (US) LLC to provide certain distribution services for the Fund (the "Distributor"); and

               WHEREAS, the Trust desires to enter into a distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust) with the Distributor, whereby the Distributor will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares (the "Distribution Agreement"); and

               WHEREAS, the Trust recognizes and agrees that (a) the Distributor may enter into arrangements with one or more financial institutions, such as banks, trust companies or savings and loan associations, investment advisers or similar entities (the "Shareholder Servicing Agents") pursuant to which a Shareholder Servicing Agent will, as agent for its customers, provide certain administrative services to its customers who own Shares, (b) the agreement between the Distributor and any Shareholder Servicing Agent may require the Distributor to compensate such Shareholder Servicing Agent for its services, and
(c) the Distributor may make such payments to the Shareholder Servicing Agents for such services out of the fee paid to the Distributor hereunder, its profits or any other source available to it; and

               WHEREAS, the Trust also recognizes and agrees that (a) the Distributor may retain the services of firms or individuals to act as dealers (the "Dealers") of the Shares in connection with the offering of Shares, (b) the Distributor may compensate any Dealer that sells Shares in the manner and at the rate or rates to be set forth in an agreement between the Distributor and such Dealer, and (c) the Distributor may make such payments to the Dealers for distribution services out of the fee paid to the Distributor hereunder, its profits or any other source available to it; and

               WHEREAS, the Board of Trustees of the Trust, in considering whether the Trust should adopt and implement this Plan, has evaluated such information as it deemed necessary to make an informed determination whether this Plan should be adopted and implemented and has considered such permanent factors as it deemed necessary to form the basis for a decision to use assets of the Trust for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Fund and its shareholders;

               NOW, THEREFORE, the Board of Trustees of the Trust hereby adopts this Plan for the Fund as a plan for distribution in accordance with Rule 12b-1, on the following terms and conditions:

        1. As specified in the Distribution Agreement, the Distributor shall provide facilities and personnel with respect to the offering and sale of Shares. Among other things, the Distributor shall be responsible for fees payable to Shareholder Servicing Agents, commissions and other fees payable to Dealers, distributing prospectuses to prospective shareholders and providing such other related services as are reasonably necessary in connection therewith.

        2. As specified in the Distribution Agreement, the Distributor shall bear all distribution-related expenses in providing the services described in paragraph 1, including without limitation, the compensation of its personnel necessary to provide such services and all costs of travel, office expenses (including rent and overhead) and equipment, and of distributing prospectuses to prospective shareholders (including printing, delivery and mailing costs, but excluding typesetting).

        3. As consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement, the Trust shall pay the Distributor a daily distribution fee payable monthly and equal on an annual basis to .25% of the Fund's average daily net assets. Such daily distribution fee may be spent on or allocated by the Distributor to any activities or expenses primarily intended to result in the sale of the Fund's shares, including without limitation those expenses identified in paragraph 2, telemarketing, advertising, and any amounts payable by the Distributor to any Shareholder Servicing Agent or Dealer.

        4. The Trust understands that agreements between the Distributor and Shareholder Servicing Agents or Dealers may provide for payment of fees to Shareholder Servicing Agents or Dealers in connection with the provision of certain services to their customers who are shareholders of the Fund or in connection with the sale of Shares and may provide for a portion (which may be all or substantially all) of the fees payable by the Trust to the Distributor under the Distribution Agreement to be paid by the Distributor to the Shareholder Servicing Agents


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

or Dealers in consideration of their services. Nothing in this Plan shall be construed as requiring the Trust to make any payment to any Shareholder
Servicing Agent or Dealer or to have any obligations to any Shareholder Servicing Agent or Dealer in connection with services as a shareholder servicing agent for or a dealer of the Shares. The Distributor shall agree and undertake that any agreement entered into between the Distributor and any Shareholder Servicing Agent or Dealer shall provide that such Shareholder Servicing Agent or Dealer shall look solely to the Distributor for compensation for its services thereunder and that in no event shall such Shareholder Servicing Agent or Dealer seek any payment from the Trust.

        5. The Trust shall pay all fees and expenses of any independent auditor, legal counsel, investment adviser, administrator, transfer agent, custodian, registrar or dividend disbursing agent of the Fund or Trust; expenses of printing and distributing certificates for Shares, if any, and redeeming Shares and servicing shareholder accounts (other than expenses of servicing shareholder accounts required to be paid by the Distributor pursuant to any agreement between the Distributor and a Shareholder Servicing Agent): expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Fund, except that the Distributor shall be responsible for the expenses of printing (excluding typesetting) and distributing prospectuses to prospective shareholders as provided in paragraphs 1 and 2 hereof; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; expenses of calculating the net asset value of Shares, expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares, including the expenses of continuing qualification of the shares in such states of the United States or other jurisdictions as shall be approved by the Trust.

        6. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

        7. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Fund, and (b) approval by a vote of the Board of Trustees and vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

        8. This Plan will remain in effect indefinitely, provided that such continuance is "specifically approved at least annually" by a vote of both a majority of the Trustees of the Trust and a majority of the Qualified Trustees.

        9. This Plan may be amended at any time by the Board of Trustees; provided that this Plan may not be amended to increase materially the amount of permitted expenses hereunder without the approval of holders of a "majority of the outstanding voting securities" of the Fund and may not be materially amended in any case without a vote of a majority of both the Trustees and the Qualified Trustees. This Plan may be terminated at any time by a vote of a majority of


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

the Qualified Trustees or by a vote of the holders of a "majority of the outstanding voting securities" of the Fund.

        10. The Trust and the Distributor shall provide the Trust's Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

        11. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

        12. For the purposes of this Plan, the terms "interested persons", "majority of the outstanding voting securities" and "specifically approved at least annually" are used as defined in the 1940 Act. In addition, for purposes of determining the fees payable to the Distributor hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Trust's then-current prospectus and statement of additional information for computation of the net asset value of the Shares.

        13. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 10 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made and each such Record shall be kept in an easily accessible place for the first two years of said recordkeeping.

        14. This Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

        15. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.


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

                                                                       EXHIBIT A
                                                                         TO PLAN

                        FORM OF SELECTED DEALER AGREEMENT

Gentlemen:

        Fundamental Funds, Inc. (the "Fund") is a Maryland corporation registered a non-diversified open-end investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund offers its shares, $.001 par value ("Shares"), to the public in accordance with the terms and conditions contained in the Prospectus and Statement of Additional Information (the "SAI") of the Fund. The terms "Prospectus" and "SAI" as used herein refer to the prospectus or statement of additional information on file with the Securities and Exchange Commission which is part of the most recent registration statement effective from time to time under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with the offering of Shares to the public, you may place orders for purchase and redemption of Shares for and on behalf of your customers on the following terms and conditions:

        1. You are hereby authorized to (i) place orders directly through Firstar Mutual Fund Services, LLC, the Fund's transfer agent, for purchases of Shares and (ii) tender Shares through Firstar Mutual Fund Services, LLC for redemption, in each case subject to the terms and conditions set forth in the Prospectus and SAI.

        2. No person is authorized to make any representations concerning the Fund or the Shares except those contained in the Prospectus and SAI and in such printed information as the Fund may subsequently prepare. No person is authorized to distribute any sales material relating to the Fund without the prior written approval of the Fund.

        3. You agree to undertake from time to time certain shareholder servicing activities for customers of yours who have purchased Shares and who use your facilities to communicate with the Fund or to effect redemptions or additional purchases of the Shares. In consideration of the services and facilities provided by you hereunder, the Fund will pay to you the fee set forth in the attached Schedule based upon the average daily net asset value of the Shares held from time to time by or on behalf of your customers (the "Customers' Fund Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this computation, the average daily net asset value of the Customers' Fund Shares will be computed in the manner specified in the Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by the Fund in its sole discretion, at any time upon notice to you. Further, the Fund may, in its discretion and without notice, suspend or withdraw the sale of Shares, including the sale of such Shares to you for the account of any customer or customers. The Fund represents to you that this Agreement and the payment of such service fee by the Fund has been authorized and approved by the Board of Directors of the Fund.

        4. You agree to comply with the provisions contained in the Securities Act governing the distribution of Prospectuses to persons to whom you offer Shares, and, if requested, will deliver SAI's. You further agree to deliver, upon our request, copies of any amended Prospectus (and SAI) to customers whose Shares you are holding as record owner and to deliver to such customers copies of the annual and interim financial reports and proxy solicitation materials of the Fund. We agree to furnish to you as many copies of the Prospectus and SAI, annual and interim reports and proxy solicitation materials as you may reasonably request.

        5. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction.

        6. The Fund has registered an indefinite number of Shares under the Securities Act. Upon application to us, we will inform you as to the states or other jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

        7. The Fund shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of the Shares, including the right in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

        8. You will (i) maintain all records by law relating to transactions in Shares of the Fund and, upon request by the Fund, promptly make such of these records available to the Fund and the Fund may reasonably request in connection with its operations; and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate manner.

        9. The Fund shall be under no liability to you except for lack of good faith and for obligations expressly assumed by them hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this agreement is intended to operate as waiver by the Fund or you of compliance with any provision of the Investment Company Act, Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

        10. This Agreement may be terminated by either party, without penalty, upon ten (10) days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" (as such phrase is defined in the Investment Company
Act) and have no direct or indirect financial interest in the operation of the plan of distribution with respect to the Fund and any related agreement, or by the vote of a majority of the outstanding voting securities of the Fund.

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

        11. All communications to us should be sent to:

                      Fundamental Funds, Inc.
                      67 Wall Street
                      New York, New York  10005

        Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a copy of this Agreement.

                                                        FUNDAMENTAL FUNDS, INC.

                                                        By:
Confirmed and Accepted:                                    --------------------
                                                        Authorized Signature
Firm Name:
          -------------------------

By:
   --------------------------------

Address:
        ---------------------------

Date:
     ------------------------------


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